Exhibit 10.3

EXECUTIVE EMPLOYMENT AGREEMENT

Dated as of July [31], 2022 (the “Effective Date”)

This executive employment agreement (the “Agreement”) dated as of the date first set forth above is entered into by and between Clubhouse Media Group, Inc., a Nevada corporation, (the “Company”) and Alden Reiman (the “Executive”). The Company and Executive may collectively be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Company and Executive have entered into a joint venture deal memo dated as of July 31, 2022 (the “VJ Agreement”) setting forth the Parties’ understanding and agreements respecting the creation of a new entity under the name “The Reiman Agency” (the “Agency”), the Parties’ respective ownership interests in the Agency, the Parties’ respective duties, rights, and obligations in connection with the Agency; and the basic terms of Executive’s employment agreement (i.e., this Agreement).

WHEREAS, the Company now desires to employ the Executive as the President of the Agency, and the Executive desires to serve in such capacities, subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

1.	Employment.

(a)	Term. The term of this Agreement shall begin as of the Effective Date and shall end two (2) years following the Effective Date (the “Initial Term”). The Initial Term and any Renewal Term (as defined below) shall automatically be extended for up to two (2) more additional terms of two (2) years each (each a “Renewal Term” and together with the Initial Term, the “Term”). The Parties shall negotiate in good faith, taking into consideration Executive’s performance and business development, new terms at least sixty (60) days prior to the end of the Initial Term and each Renewal Term, if applicable, but if there is no agreement on new terms, this Agreement shall nevertheless automatically renew for up to two (2) additional two (2) year Renewal Terms in accordance with the terms hereof, for an aggregate of six (6) years.

(b)	Duties. The Company hereby appoints Executive, and Executive shall serve, as the President of the Agency. The Company and the Agency may be referred to herein collectively as the “Company Parties” and individually as a “Company Party”. Executive shall report to the Chief Executive Officer of Company (the “CEO”) and to such other persons as determined by the CEO or the Board of Directors of the Company (the “Board”). The Executive shall have such duties and responsibilities as are consistent with Executive’s position with the Agency, including without limitation hiring and firing discretion and the building up of the Agency subject to Company’s final approval of all financial and business matters respecting same, employee and independent contractor supervision, and the like, it being understood that the Company’s approval shall prevail in the event of a dispute over any lawful activities of Agency, provided further however, that the Company’s approvals in the hiring and firing of Agency employees or independent contractors shall not be exercised in an arbitrary and capricious manner. In addition, the Executive shall perform all other duties and accept all other responsibilities incident to such position as may be reasonably assigned to Executive by the CEO or the Board.

2.	Salary; Bonuses; Benefits. For the services to be rendered hereunder, during the Term, Company shall pay to Executive the salary and bonuses, and shall provide the benefits, as set forth in this Section 2.

(a)	Base Salary. Commencing on the Effective Date, Company shall pay to Executive a base salary of $37,500 USD per month (the “Base Salary”), payable on a weekly basis in gross installments of $8,653.85 USD paid in accordance with the Company’s payroll policies. If the Agency is profitable within the three (3) month period following full execution hereof (the “Period”), the Base Salary shall increase to $42,500 USD per month beginning the week following the end of the Period, payable on a weekly basis in gross installments of $9,807.69 USD. “Profitable,” as used in the preceding sentence, means that total Net Receipts, as defined below, for the Period is greater than zero. Following the Period, the Base Salary may be increased, at any time as determined by the Board.

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(b)	Monthly Bonus.

(i)	“Net Receipts” shall mean the actual amount of revenue received by Agency (or Company as a result of the operations of Agency), minus (A) amounts paid to other agencies and talent in connection with the operations of Agency and (B) all actual, out of pocket, bona fide costs and expenses in connection with Agency, including the salaries for Agency employees, rent for office space for Agency (if applicable), and reasonable actual out of pocket expenses incurred directly in connection with Agency.

(ii)	Cash Bonus. For each calendar month of the Term, Executive shall be entitled to receive a bonus equal to 25% of the Net Receipts for such calendar month (the “Monthly Bonus”) with the Monthly Bonus for any fractional month of the Term to be appropriately prorated, in each case to be paid within 7 business days of the determination of Net Receipts, if applicable.

(iii)	Stock Bonus. On the last day of each month of the Term, Executive shall be entitled to an amount of Rule 144 shares of Company common stock (“Shares”) equal to Seven and One Half Percent (7.5%) of the cash value of the Net Receipts for the applicable month, divided by the twenty (20) day VWAP of such Shares from the last day of the applicable month.

(c)	Fringe Benefits. During the Term, Executive shall be entitled to fringe benefits consistent with the practices of Company and to the extent Company provides similar benefits to Company’s executive officers. In addition to such fringe benefits, Company will also provide the following fringe benefits to Executive:

(i)	Business Expenses. The Executive shall be entitled to reimbursement, in accordance with Company’s expense reimbursement policies and procedures, for all reasonable and necessary out- of-pocket business, entertainment and travel expenses incurred by Executive in connection with the performance of Executive’s duties hereunder.

(ii)	Vacation. During the Term, Executive shall be entitled to a number of vacation days as generally provided to other executive officers of the Company, consisting of at least 14 days per year.

(iii)	Health/Life/Disability Insurance. During the Term, Executive and Executive’s spouse and legal dependents, if any, shall be entitled to participate equally in the health, dental and other benefit plans, if any, which are available to senior managers of Company.

(d)	Signing Bonus.

(i)	Cash Signing Bonus. Upon full execution hereof, Executive shall be entitled to a one-time signing bonus of One Hundred Twenty-Five Thousand US Dollars ($125,000 USD) (“Initial Signing Bonus”) and an additional One Hundred Twenty-Five Thousand US Dollars ($125,000 USD), which shall be paid in three (3) equal installments (each a “Signing Bonus Installment”) on the last day of each month for the first three (3) months of the Term. The Initial Signing Bonus and the Signing Bonus Installments shall not apply towards the Base Salary but shall be subject to a reasonable claw back in the event of a termination for Cause or Without Good Reason, as applicable, within the first year of the Initial Term, as set forth in Section 2(d)(iii) below.

(ii)	Stock Signing Bonus. Upon full execution hereof, Executive shall be entitled to Twenty-Five Million (25,000,000) Shares of Company stock (the “Stock Signing Bonus”).

(iii)	Return Obligation. If this Agreement is terminated by Company for Cause (Section 3(c)(i)), by Executive without Good Reason (Section 3(d)(ii)), or pursuant to Section 3(e) (each a “Returnable Termination”) at any point during the first three (3) months of the Term, Company shall have no obligation to pay any Signing Bonus Installments, and Executive shall return to Company all Signing Bonus Installments theretofore paid, the Initial Signing Bonus, and the Stock Signing Bonus. If a Returnable Termination occurs within the first twelve (12) months of the Term, Executive shall return to Company fifty percent (50%) of the aggregate Initial Signing Bonus, Signing Bonus Installments, and Stock Signing Bonus.

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(e)	Stock Issuance. All Shares granted to Executive pursuant to this Section 2 shall be issued to Executive within seven (7) business days of the date such Shares vest.

3.	Termination.

(a)	Definition of Cause. For purposes hereof, “Cause” shall mean:

(i)	Executive’s violation of any material written rule or policy of any Company Party, and such rule or policy is reasonably applicable to an executive employee;

(ii)	misconduct by Executive to the material detriment of any Company Party or misconduct by Executive that damages the reputation or goodwill of Executive or any Company Party; misconduct, as used herein shall also mean if Executive is “cancelled” for verifiable misconduct as that term is understood in the social media industry

(iii)	Executive’s conviction of, or pleading guilty to, a felony involving moral turpitude;

(iv)	Executive’s gross negligence in the performance of Executive’s duties and responsibilities to any Company Party as described in this Agreement; or

(v)	Executive’s material failure to perform Executive’s duties and responsibilities to any Company Party as described in this Agreement, provided that CEO or the Board give written notice to Executive of the specific nature of such material failure and Executive fails to cure such material failure within 10 days following receipt of such notice.

(b)	Definition of Good Reason. For purposes hereof, “Good Reason” shall mean:

(i)	a material diminution of Executive’s compensation and benefits (taken as a whole);

(ii)	a reduction in Base Salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of all Company management personnel;

(iii)	the relocation of Executive’s principal place of business to a location more than 50 miles from Executive’s principal place of business immediately prior to such relocation;

(iv)	misconduct by Company that damages the reputation or goodwill of Executive; or

(v)	a material breach by the Company of any of the terms and conditions of this Agreement which the Company fails to correct within 10 days after the Company receives written notice from Executive of such violation.

(c)	Termination by Company. The Company may terminate the Term and Executive’s employment hereunder at any time, with or without Cause, subject to the terms and conditions herein.

(i)	For Cause. In the event Company terminates for Cause, (A) Company shall pay to Executive any unpaid Base Salary, Monthly Bonus, and benefits then owed or accrued and any unreimbursed expenses incurred by Executive as of the termination date, all of which shall be paid within 10 days following the termination date; (B) any unvested portion of any Shares granted to Executive hereunder (the “Equity Grants”) shall immediately be forfeited as of the termination date without any further action of the Parties; and (C) all of the Parties’ rights and obligations hereunder shall thereafter cease, unless such rights or obligations survive termination hereof or are in connection with such termination.

(ii)	Without Cause. In the event Company terminates without Cause, (A) Company shall pay to Executive any Base Salary, Monthly Bonus, and benefits then owed or accrued and any unreimbursed expenses incurred by Executive as of the termination date, all of which shall be paid within 10 days following the termination date; (B) Company shall continue to pay to Executive the Base Salary in effect on the date of termination for the remainder of the then current Term period only (i.e., the Initial Term or the applicable Renewal Term); (C) any Equity Grants to Executive as of the termination date shall vest and be issued within 10 business days following the termination date; and (D) all of the Parties’ rights and obligations hereunder shall thereafter cease, unless such rights or obligations survive termination hereof or are in connection with such termination.

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(d)	Termination by Executive. The Executive may terminate the Term and resign from Executive’s employment hereunder at any time, with or without Good Reason.

(i)	With Good Reason. In the event Executive terminates with Good Reason, Executive shall be entitled to the same payments and Equity Grants as Executive would have received had Company terminated without Cause pursuant to Section 3(c)(ii). However, if Executive had knowledge of the Good Reason event during the Initial Term or the first Renewal Term and fails to terminate for such Good Reason until after the commencement of the subsequent Renewal Term, as applicable, Executive shall not be entitled to payment of the Base Salary for such subsequent Renewal Term.

(ii)	Without Good Reason. In the event Executive terminates without Good Reason, Executive shall be entitled to the same payments as Executive would have received had Company terminated with Cause pursuant to Section 3(c)(i), and any unvested Equity Grants as of the termination date shall immediately be forfeited.

(e)	Termination by Death or Disability. In the event of Executive’s death or total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) during the Term, this Agreement shall terminate on the date of death or total disability. In the event of such termination, Company’s sole obligations hereunder to Executive (or Executive’s estate) shall be any Base Salary, Monthly Bonus, and benefits then owed or accrued and any unreimbursed expenses incurred by Executive as of the termination date, all of which shall be paid within 10 days following the termination date, and any unvested portion of any Equity Grants shall immediately be forfeited as of the termination date without any further action of the Parties.

4.	Post-Termination Assistance. Following Executive’s termination, Executive agrees to fully cooperate in all matters relating to the winding up or pending work on behalf of the Company Parties and the orderly transfer of work to other employees of the Company Parties.

5.	Confidentiality

(a)	Definition. For purposes of this Agreement, “Confidential Information” shall mean all Company Work Product (as hereinafter defined) and all non-public written, electronic, and oral information or materials of Company communicated to or otherwise obtained by Executive in connection with this Agreement, which is related to the products, business and activities of Company, its Affiliates (as defined below), and their respective customers, clients, suppliers, and other entities with which such party does business, including: (i) all costing, pricing, technology, software, documentation, research, techniques, procedures, processes, discoveries, inventions, methodologies, data, tools, templates, know how, intellectual property, and all other proprietary information of Company; (ii) the terms of this Agreement; and (iii) any other information identified as confidential in writing by Company. Confidential Information shall not include information that: (A) was lawfully known by Executive without an obligation of confidentiality before its receipt from Company; (B) is independently developed by Executive without reliance on or use of Confidential Information; (C) is or becomes publicly available without a breach by Executive of this Agreement; or (D) is disclosed to Executive by a third party which is not required to maintain its confidentiality. An “Affiliate” of a Party shall mean any entity directly or indirectly controlling, controlled by, or under common control with, such Party.

(b)	Company Ownership. Company shall retain all right, title, and interest to the Confidential Information, including all copies thereof and all rights to patents, copyrights, trademarks, trade secrets and other intellectual property rights inherent therein and appurtenant thereto. Subject to the terms and conditions of this Agreement, Company hereby grants Executive a non-exclusive, non-transferable, license during the Term to use any Confidential Information solely to the extent that such Confidential Information is necessary for the performance of Executive’s duties hereunder. Executive shall not, by virtue of this Agreement or otherwise, acquire any proprietary rights whatsoever in Confidential Information, which shall be the sole and exclusive property and confidential information of Company. No identifying marks, copyright or proprietary right notices may be deleted from any copy of Confidential Information. Nothing contained herein shall be construed to limit the rights of Company from performing similar services for, or delivering the same or similar deliverable to, third parties using the Confidential Information and/or using the same personnel to provide any such services or deliverables.

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(c)	Confidentiality Obligations. Executive agrees to hold the Confidential Information in confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such Confidential Information to any person or entity or to use the Confidential Information for any purposes whatsoever, without the express written permission of Company, other than disclosure to Executive’s, partners, principals, directors, officers, employees, subcontractors and agents on a “need-to-know” basis as reasonably required for the performance of Executive’s obligations hereunder or as otherwise agreed to herein. Executive shall be responsible to Company for any violation of this Section 5 by Executive’s employees, subcontractors, and agents. Executive shall maintain the Confidential Information with the same degree of care, but no less than a reasonable degree of care, as Executive employs concerning its own information of like kind and character.

(d)	Enforcement. Executive acknowledges that the Confidential Information is unique and valuable, and that remedies at law will be inadequate to protect Company from any actual or threatened breach of this Section 5 by Executive and that any such breach would cause irreparable and continuing injury to Company. Therefore, Executive agrees that Company shall be entitled to seek equitable relief with respect to the enforcement of this Section 5 without any requirement to post a bond, including, without limitation, injunction and specific performance, without proof of actual damages or exhausting other remedies, in addition to all other remedies available to Company at law or in equity. For greater clarity, in the event of a breach or threatened breach by Executive of any of the provisions of this Section 5, in addition to and not in limitation of any other rights, remedies or damages available at law or in equity, Company, to the extent that Company establishes that an actual or threatened breach of Section 5 has occurred, it shall be entitled to a permanent injunction or other like remedy in order to prevent or restrain any such breach or threatened breach by Executive, and Executive agrees that an interim injunction may be granted against Executive to enforce the provisions of this Section 5, and Executive further irrevocably consents to the granting of any such interim or permanent injunction or any like remedy. If any action at law or in equity is necessary to enforce the terms of this Section 5, Executive, if it is determined to be at fault, shall pay Company’s reasonable legal fees and expenses on a substantial indemnity basis.

(e)	Related Duties. Executive shall: (i) promptly deliver to Company upon Company’s request all materials in Executive’s possession which contain Confidential Information; (ii) use its best efforts to prevent any unauthorized use or disclosure of the Confidential Information; (iii) notify Company in writing immediately upon discovery of any such unauthorized use or disclosure; and (iv) cooperate in every reasonable way to regain possession of any Confidential Information and to prevent further unauthorized use and disclosure thereof.

(f)	Legal Exceptions. Further notwithstanding the foregoing provisions of this Section 5, Executive may disclose confidential information as may be expressly required by law, governmental rule, regulation, executive order, court order, or in connection with a dispute between the Parties; provided that prior to making any such disclosure, subject to applicable law, Executive shall use its best efforts to: (i) provide Company with at least ten (10) days’ prior written notice setting forth with specificity the reason(s) for such disclosure, supporting documentation therefor, and the circumstances giving rise thereto; and (ii) limit the scope and duration of such disclosure to the strictest possible extent.

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(g)	Limitation. Except as specifically set forth herein, no licenses or rights under any patent, copyright, trademark, or trade secret are granted by Company to Executive hereunder or are to be implied by this Agreement. Except for the restrictions on use and disclosure of Confidential Information imposed in this Agreement, no obligation of any kind is assumed or implied against either Party or their Affiliates by virtue of meetings or conversations between the Parties hereto with respect to the subject matter stated above or with respect to the exchange of Confidential Information. Each Party further acknowledges that this Agreement and any meetings and communications of the Parties and their affiliates relating to the same subject matter shall not: (i) constitute an offer, request, invitation or contract with the other Party to engage in any research, development or other work; (ii) constitute an offer, request, invitation or contract involving a buyer-seller relationship, joint venture, teaming or partnership relationship between the Parties and their affiliates; or (iii) constitute a representation, warranty, assurance, guarantee or inducement with respect to the accuracy or completeness of any Confidential Information or the non-infringement of the rights of third persons.

6.	Intellectual Property Rights.

(a)	Disclosure of Work Product. As used in this Agreement, the term “Work Product” means any invention, whether or not patentable, know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or any copyrightable or patentable works. Executive agrees to disclose promptly in writing to Company, or any person designated by Company, all Work Product that is solely or jointly conceived, made, reduced to practice, or learned by Executive in the course of any work performed for any Company Party (“Company Work Product”). Executive agrees (i) to maintain Company Work Product in trust and strict confidence; (ii) not to use Company Work Product in any manner or for any purpose not expressly set forth in this Agreement; and (iii) not to disclose any Company Work Product to any third party without first obtaining Company’s express written consent on a case-by-case basis.

(b)	Ownership of Company Work Product. Executive agrees that any and all Work Product conceived, written, created, or first reduced to practice in the performance of Executive’s work under this Agreement shall be Company Work Product, shall be deemed “work for hire” under applicable law, and shall be the sole and exclusive property of Company. Company expressly agrees that any Work Product created by Executive prior to the effective date of this Agreement, and all applicable intellectual property rights related to such Work Product remain the sole and exclusive property of Executive, except for the intellectual property rights or Work Product described in Section 3(c) of the JV Agreement that Executive shall assign to the Agency. Company further agrees that Executive shall retain all rights in any Work Product generated in connection with the Royal Personal Training Project (the “Project”), and Company’s rights in connection with RPT are limited to a right to first negotiation to finance or co-finance the development of any Project-related merchandise or products.

(c)	Assignment of Company Work Product. Executive irrevocably assigns to Company all right, title, and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Except as set forth below, Executive retains no rights to use the Company Work Product and agrees not to challenge the validity of Company’s ownership in the Company Work Product. Executive hereby grants to Company a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable, and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and display in any form or medium whether now known or later developed, distribute, make, use and sell any and all Executive owned or controlled Work Product or technology that Executive uses to complete the services and which is necessary for the any Company Party to use or exploit the Company Work Product.

(d)	Assistance. Executive agrees to cooperate with Company or its designee(s), both during and after the Term, in the procurement and maintenance of Company’s rights in Company Work Product and to execute, when requested, any other documents deemed necessary by Company to carry out the purpose of this Agreement. Executive will assist Company in every proper way to obtain and, from time to time, enforce United States and foreign Proprietary Rights relating to Company Work Product in any and all countries. Executive’s obligation to assist Company with respect to Proprietary Rights relating to such Company Work Product in any and all countries shall continue beyond the termination of this Agreement, but Company shall compensate Executive at a reasonable rate to be mutually agreed upon after such termination for the time actually spent by Executive at Company’s request on such assistance.

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(e)	Execution of Documents. In the event Company is unable for any reason, after reasonable effort, to secure Executive’s signature on any document requested by Company pursuant to this Section 6 within seven (7) days of Company’s initial request to Executive, Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and on its behalf solely to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 6 with the same legal force and effect as if executed by Executive. Executive hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, which Executive now or may hereafter have for infringement of any Proprietary Rights assignable hereunder to Company.

(f)	Representations and Warranties. Each Party hereby represents and warrants to the other Party that: (i) the natural person executing this Agreement on its behalf has been duly authorized on its behalf to do so; (ii) it has all rights and authorities necessary to engaged in the contemplated transaction; and (iii) the execution, delivery and performance of this Agreement and the transaction contemplated herein do not and will not violate or conflict with any applicable law, contractual obligations, or any other arrangements with third parties to which it is bound. Executive hereby further represents and warrants that: (i) Company Work Product will be an original work of Executive or all applicable third parties will have executed assignments of rights reasonably acceptable to Company; (ii) neither the Company Work Product nor any element thereof will infringe the intellectual property rights of any third party; (iii) neither the Company Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (iv) Executive will not grant, directly or indirectly, any rights or interest whatsoever in the Company Work Product to any third party; (v) Executive has full right and power to enter into and perform Executive’s obligations under this Agreement without the consent of any third party; (vi) Executive will use best efforts to prevent injury to any person (including employees of any Company Party) or damage to property (including any Company Party’s property) during the Term; and (vii) should the Company permit Executive to use any of the Company’s equipment, tools, or facilities during the Term, such permission shall be gratuitous and Executive shall be responsible for any injury to any person (including death) or damage to property (including any Company Party’s property) arising out of use of such equipment, tools or facilities and caused by Executive’s gross negligence or willful misconduct.

7.	Non-Solicitation. The Executive agrees that, for the Term and for a period of one (1) year after the end of the Term, Executive shall not, directly or indirectly, solicit or discuss with any employee of any Company Party the employment of such employee by any other commercial enterprise other than a Company Party, nor recruit, attempt to recruit, hire, or attempt to hire any such employee on behalf of any commercial enterprise other a Company Party. The foregoing restrictions shall not apply in the event Company becomes insolvent and files for bankruptcy protection, is involuntarily forced into bankruptcy, or otherwise ceases business operations. Executive admits and agrees that Executive’s breach of this Section 7 would result in irreparable harm to the Company Parties and, to the extent Company establishes Executive’s breach or threatened breach of such restrictions, the Company Parties shall be entitled to an injunction restraining such breach or threatened breach without the necessity of posting a bond or other security and any other remedy available in law or equity. If Company establishes an actual or threatened breach by Executive, Company shall be entitled to recover its reasonable attorneys’ fees and costs incurred to enforce this Section 7.

8.	Representations and Warranties Relating to Shares. Executive hereby makes the representations and warranties set forth in Exhibit “A,” attached hereto and incorporated herein by reference, to the Company as of the Effective Date and as of the date of any issuance or granting of any Shares to Executive.

9.	Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

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10.	Assignment. This Agreement may not be assigned by either Party without the express prior written consent of the other Party hereto, except that Company may transfer, assign or delegate to any successor to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties.

11.	Entire Agreement. This Agreement and the JV Agreement set forth the entire agreement between the Parties and shall supersede any and all prior agreements and understandings concerning the subject matter hereof. This Agreement may be changed only by a written document signed by both Parties.

12.	Survival. The provisions of Section 3, Section 4, Section 5, Section 6, Section, Section 7, and Section 11 through Section 21, inclusive, shall survive any termination or expiration of this Agreement, and provided that any expiration or termination of this Agreement shall not excuse a Party from compliance with, or fulfillment of, any obligations or conditions which arose prior to such expiration or termination.

13.	Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

14.	Governing Law and Waiver of Jury Trial.

(a)	This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of California, without giving effect to the choice of law provisions, provided, however, that, to the extent the Nevada Revised Statutes or the Articles of Incorporation or Bylaws of the Company require for the purposes of issuing Securities of the Company to Executive, the laws of the State of Nevada shall apply thereto.

(b)	Subject to the arbitration clause set forth in Section 15, each Party agrees that all other legal proceedings, if any, concerning this Agreement shall be commenced in the state or federal courts sitting in Los Angeles County, California (the “Selected Courts”). Each Party hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of the Selected Courts or that the Selected Courts are an inconvenient venue. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

(c)	To the extent permitted by applicable law, each of the Parties hereby irrevocably waives all right to trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Agreement. Each Party (i) certifies that no representative, agent, or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Party have entered into this Agreement in reliance upon, among other things, the mutual waivers and certifications in this Section 14 (c).

(d)	If any Party commences an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

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15.	Arbitration. Any controversy, claim or dispute, excluding matters for which the SEC may require jurisdiction, arising out of or relating to this Agreement or Executive’s employment, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, compensation of Executive, employment matters related to Executive, and Executive’s duties and responsibilities shall be resolved by binding, non-appealable arbitration in Los Angeles, California before a sole arbitrator and administered by the International Centre for Dispute Resolution (“ICDR”), the international division of the American Arbitration Association (“AAA”), in accordance with ICDR International Arbitration Rules for the Independent Film & Television Alliance (“IFTA”) Arbitrations as such rules may be amended from time to time. If the ICDR or IFTA shall refuse to accept jurisdiction of such dispute, then the arbitration shall be held in accordance with the rules of AAA. The arbitrator’s judgment may be entered in the Selected Courts. The prevailing Party, as defined by California Code of Civil Procedure §1032(a)(4), shall be entitled to reasonable attorneys’ fees and costs as the arbitrator deems appropriate. The arbitrator may not award either Party punitive or consequential damages.

16.	Insurance/Indemnification. During the Term, Executive shall be covered by insurance for officers’ liability, fiduciary liability, or other liabilities arising out of the Executive’s position with the Company Parties, in an amount not less than the highest amount available to any other executive. Such coverage, if any, for Executive shall be provided by Company at its sole expense and continue for at least three years following the end of the Term.

17.	Indemnification. The Parties shall each indemnify, defend, and hold the other Party (“Indemnified Party”) and the Indemnified Party’s successors, assigns, affiliates, and their respective agents, officers, directors, employees, and shareholders harmless against any third party claim, liability, cause of action, damage, or expense (including, without limitation, reasonable attorneys’ fees and court costs) (collectively, “Claim”) arising from an uncured breach by the other Party (“Indemnifying Party”) of the Indemnifying Party’s obligations, representations, and/or warranties hereunder, provided that the Claim was not caused by or arising out of the Indemnified Party’s gross negligence or willful misconduct.

18.	Notices. All notices hereunder shall be in writing and shall be given by hand delivery; by certified mail, postage prepaid; by a nationally recognized courier service; or by email with return receipt, addressed as set forth below or to such other address as either Party may furnish to the other in writing. All notices or other communications shall be deemed to have been duly given: when delivered by hand, when delivered by courier or mail, and on receipt of confirmed delivery if sent by email.

If to Company:

Clubhouse Media Group, Inc.
Attn: Amir Ben-Yohanan
3651 Lindell Road, D517
Las Vegas, NV 89103
Email: amir_yoh@yahoo.com

with copies to:

Anthony L.G., PLLC
Attn: John Cacomanolis
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
Email: jcacomanolis@anthonypllc.com

and

Harris Tulchin & Associates, Ltd.
Attn: Harris Tulchin
201 Santa Monica Blvd., Suite 300
Santa Monica, CA 90401
Email: harris@medialawyer.com

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If to Executive:

Alden Reiman
16222 Bertella Drive
Encino, CA 91436
Email: aldenhreiman@gmail.com

with a copy to:

Sanders Roberts LLP
Attn: Jason Ziven
1055 West 7th Street, Suite 3200
Los Angeles, CA 90017
Email: jziven@sandersroberts.com

19.	Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

20.	Rule of Construction. The rule of construction for interpreting a contract which provides that the provisions of a contract should be construed against the Party preparing the contract is waived by the Parties. Each Party acknowledges that it was represented by separate legal counsel in this matter who participated in the preparation of this Agreement.

21.	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and taken together shall be deemed a single instrument. Counterparts may be delivered via facsimile, email (including any electronic signature service, e.g., www.docusign.com), or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Company: Clubhouse Media Group, Inc.

By:	/s/ Amir Ben-Yohanan
Name:	Amir Ben-Yohanan
Title:	Chief Executive Officer

Executive: Alden Reiman

By:	/s/ Alden Reiman
Name:	Alden Reiman

7/31/2022

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EXHIBIT “A”

Representations and Warranties Relating to Shares

Any shares of common stock, par value $0.000001 per share, of Company (the “Common Stock”) or other securities of Company that may be issued or granted to Executive pursuant to the Executive Employment Agreement to which this Exhibit is attached or pursuant to any other agreement between Company and Executive may be referred to as the “Securities,” and Executive represents and warrants to the Company as set forth in this Exhibit “A” with respect to the Securities and Executive’s receipt thereof, as of the Effective Date and as of the date of any issuance or granting of any Securities to Executive.

(a)	Executive is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act (an “Accredited Investor”).

(b)	Executive hereby represents that the Securities awarded pursuant to this Agreement are being acquired for Executive’s own account and not for sale or with a view to distribution thereof. Executive acknowledges and agrees that any sale or distribution of Securities which have vested may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Executive hereby consents to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Securities (whether or not the Restrictions applicable thereto have lapsed) and delivering stop transfer instructions to the Company’s stock transfer agent.

(c)	Executive understands that the Securities is being offered and sold to Executive in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Executive’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Executive set forth herein in order to determine the availability of such exemptions and the eligibility of the Executive to acquire the Securities.

(d)	Executive has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Executive requested and deemed material to making an informed investment decision regarding its acquisition of the Securities. Executive has been afforded the opportunity to review such documents and materials and the information contained therein. Executive has been afforded the opportunity to ask questions of the Company and its management. Executive understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Executive understands and represents that Executive is acquiring the Securities notwithstanding the fact that the Company may disclose in the future certain material information that the Executive has not received. Executive has sought such accounting, legal and tax advice as Executive has considered necessary to make an informed investment decision with respect to Executive’s investment in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive, either personally, or together with Executive’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear the risks of an investment in the Securities and understands the risks of, and other considerations relating to, a purchase of the Securities. The Executive and Executive’s advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Securities. Executive’s financial condition is such that Executive is able to bear the risk of holding the Securities that Executive may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of Executive’s entire investment in the Company. Executive has investigated the acquisition of the Securities to the extent Executive deemed necessary or desirable and the Company has provided Executive with any reasonable assistance Executive has requested in connection therewith. No representations or warranties have been made to Executive by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.

Executive’s Initials:/s/ AR

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(e)	Executive also acknowledges and agrees that an investment in the Securities is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Securities will ever develop and that, as a result, Executive may not be able to liquidate Executive’s investment in the Securities should a need arise to do so. Executive is not dependent for liquidity on any of the amounts Executive is investing in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive understands that the representations and warranties herein are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance and sale of the Securities under the federal and state securities laws and for other purposes.

(f)	Executive understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g)	Executive understands that until such time as the Securities have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(h)	The Executive Employment Agreement to which this Exhibit “A” is attached has been duly and validly authorized by and has been duly executed and delivered on behalf of Executive, and the Executive Employment Agreement to which this Exhibit “A” is attached constitutes a valid and binding agreement of Executive enforceable in accordance with its terms.

(i)	Executive is an individual resident of the state of California.

Executive’s Initials:/s/ AR

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